Exhibit 99.1

July 30, 2013 08:30 ET

Air Industries Group, Inc. (the "Company" or "Air Industries") announces that it will hold an earnings call on Wednesday, July 31, 2013 at 10am ET

BAY SHORE, NY -- (Marketwired – July 30, 2013) – Air Industries Group, Inc. (NYSE MKT: AIRI)

Investor Conference Call: Air Industries will host an investor conference call on Wednesday, July 31, 2013 at 10am Eastern Time. Shareholders and other interested individuals can access the conference call by dialing 1-877-638-9067 and using access code 3997686. Please call-in 10 minutes prior to the call to ensure that you are connected to the call before it begins.

Our Earnings were previously announced on Monday, July 29, 2013.  A link to copy of that release can be found here.

ABOUT AIR INDUSTRIES GROUP, INC.

Air Industries Group, Inc. (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors. Air Industries designs and manufactures flight critical products including flight safety parts, landing gear and components, arresting gear, flight controls, sheet metal fabrications and ground support equipment.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, its belief that the slowdown caused by the Sequester will reverse in the 2nd half of 2013, the ability to realize firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances

Contact Information

Air Industries Group, Inc.
631.881.4913
ir@airindustriesgroup.com